UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D. C. 20549



                            FORM 8-K

                         CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act
                           of 1934


Date of Report (Date of earliest event reported):  November 23, 2002



                      HEMACARE CORPORATION
     (Exact Name of Registrant as Specified in its Charter)



                           CALIFORNIA
         (State or other jurisdiction of incorporation)



      000-15223                            95-3280412
(Commission File No.)          (IRS Employer Identification No.)



                       21101 Oxnard Street
                    Woodland Hills, CA 91367
      (Address of principal executive offices and Zip Code)


Registrant's telephone number, including area code: (818) 226-1968


ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

     On November 23, 2002, the Board of Directors of HemaCare Corporation (the "Company") adopted Amended and Restated Bylaws. Among other things, the Amended and Restated Bylaws set forth certain notice requirements for shareholders submitting shareholder proposals (including shareholder nominations of directors) at an annual or special meeting of the Company's shareholders. Specifically, Section 2.14 - ADVANCE NOTICE OF SHAREHOLDER PROPOSALS of the Amended and Restated Bylaws provides:

          "(a) The proposal of business to be considered by the shareholders at an annual or special meeting of shareholders may be made only (i) pursuant to the corporation's notice of meeting, (ii) by or at the direction of the directors, or (iii) by any shareholder of the corporation who was a shareholder of record at the time of giving of the notice provided for in this
     Section 2.14, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 2.14. For business to be properly brought before any meeting of the shareholders by a shareholder, the shareholder must have given notice thereof in writing to the secretary of the corporation not less than ninety (90) days in advance of such meeting or, if later, the seventh day following the first public announcement of the date of such meeting. A shareholder's notice to the secretary shall set forth as to each matter the shareholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address as they appear on the corporation's books of the shareholder proposing such business; (iii) the class and number of shares of the corporation which are beneficially owned by the shareholder;  and  (iv) any material  interest  of  the
     shareholder in such business. In addition, the shareholder making such proposal shall promptly provide any other information reasonably required by the corporation. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at any meeting of the shareholders except in accordance with the procedures set forth in this Section 2.14. The chairman of any such meeting shall direct that any business not properly brought before the meeting shall not be completed.

          (b) Nominations for the election of directors may be made by the directors or any shareholder entitled to vote in the election of directors. However, a shareholder may nominate a person for election as a director at a meeting only if written notice of such shareholder's intent to make such nomination has been given to the secretary of the corporation not later than the later to occur of either (A) ninety (90) days in advance of such meeting, or (B) the seventh day following the first public announcement of the date of such meeting. Each such notice shall set forth:
     (i) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder is a beneficial owner of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting and nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder;
     (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the United States Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (v) the consent of each nominee to serve as a director of the corporation if so elected. In addition, the shareholder making such nomination shall promptly provide any other information reasonably requested by the corporation. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 2.14. The chairman of any meeting of shareholders shall direct that any nomination not made in accordance with these procedures be disregarded.

     (c) Any action by the shareholders with respect to any amendment to or the elimination of this Section 2.14, shall require approval by the holders of 66 2/3% of the outstanding shares of the corporation."

     The purpose of the foregoing provision is to facilitate an informed consideration of shareholder proposals (including director nominations) by requiring that adequate information concerning the proposal, and adequate time to evaluate such information, be provided to both the Board of Directors and the shareholders of the Company. The result of this provision may be that a proposal not made in accordance with the prescribed procedures would not be eligible for consideration at an annual or special shareholders' meeting, thereby precluding the shareholders from considering the proposal. Among other things, this may have the effect of delaying or preventing a change in control of the Company.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit Number  Description

3.1             Amended  and  Restated  Bylaws  of  HemaCare
                Corporation


                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: February 19,  2003     HEMACARE CORPORATION


                             /s/ Judi Irving
                             __________________________
                             Judi Irving,
                             Chief Executive Officer




                          EXHIBIT INDEX

Exhibit Number      Description

3.1                Amended and Restated Bylaws of HemaCare
                   Corporation